EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2004, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-112773) and related Prospectus of Liberman Broadcasting, Inc. for the registration of 11,050,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 17, 2004